Exhibit 23(a)


          CONSENT OF COOPERS & LYBRAND, L.L.P., INDEPENDENT AUDITORS



We consent to the incorporation by reference in this registration statement of Franklin Resources, Inc. on Form S-8 for the 1998 Employee Stock Investment Plan of our report dated October 22, 1997 on our audits of the consolidated financial statements of Franklin Resources, Inc. and subsidiaries as of September 30, 1997 and 1996 and for the three years in the period ended September 30, 1997 included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.


                                    /s/ Coopers & Lybrand, L.L.P.


San Francisco, California
March 17, 1998